Exhibit 5.1

July 27, 2026

NanoViricides, Inc.

1 Controls Drive

Shelton, CT 06484.

Re: NanoViricides

Ladies and Gentlemen:

Please be advised that this firm is counsel to NanoViricides, Inc., a Delaware corporation (the “Company”). We have been requested to furnish you our opinion with respect to the issuance of (i) 2,416,339 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 100,000 shares of Common Stock (the “Pre-Funded Warrants”), (iii) the shares of Common Stock underlying the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares,” and collectively with the Shares and the Pre-Funded Warrants, the “Offered Securities”) currently registered pursuant to a Registration Statement on Form S-3 originally filed on June 5, 2026 (File No. 333-296550), (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of Common Stock, preferred stock, debt securities, warrants to purchase Common Stock, and/or units comprised of any combination of the foregoing on a delayed or continuous basis pursuant to Rule 415 of the Securities Act.

The Offered Securities are to be issued by the Company to a certain investor pursuant to a Securities Purchase Agreement dated July 24, 2026.

For purposes of this letter, we have examined the representations set forth in the Registration Statement, the Agreement, and the prospectus supplement dated July 27, 2026 (the “Prospectus Supplement”) relating to the issue and sale of the Offered Securities.

In our capacity as counsel to the Company in connection with the matters referred to above, we have also examined copies of the following: (i) the Certificate of Incorporation of the Company, the By-laws of the Company, and records of certain of the Company’s corporate proceedings as reflected in its minute books; (ii) the Registration Statement, in the form filed with the Commission through the date hereof; (iii) the Prospectus Supplement; and (iv) we have also examined such other documents and records, instruments and certificates of public officials, officers and  representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

NanoViricides, Inc.
July 27, 2026

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based upon, assuming and subject to the validity of the information provided to us and the representations set forth in the Registration Statement, the Prospectus Supplement and the Agreement (and in this regard we have assumed that such information and representations given or dated earlier than this opinion letter have remained accurate from such earlier date to the date of this opinion letter), it is our opinion that (i) the Offered Securities proposed to be sold by the Company, when duly sold, issued and paid for pursuant to, and in the manner contemplated by the Agreement and the Prospectus Supplement included as part of the Registration Statement, will be, assuming due payment for the Offered Securities, duly authorized, validly issued, fully-paid and non-assessable and (ii) that the Offered Securities when issued in accordance with the Registration Statement may be issued without a restrictive legend.

This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations as of the date hereof. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

This opinion is rendered solely for your benefit and may not be relied upon by any person or entity other than the addressee hereof. Without our prior written consent, except in a legal proceeding regarding the contents hereof, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP